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                                                               EXHIBIT 3.4(viii)

                      AMENDMENT NO. 7 TO CREDIT AGREEMENT

                 This Amendment No. 7 to Credit Agreement ("Amendment No. 7") dated as of December 31, 1996 is made by and among SPX Corporation, a Delaware corporation (the "Borrower"), each of the Lenders and The First National Bank of Chicago, individually and as agent for the Lenders.

                                R E C I T A L S

                 A. The parties hereto are party to a certain Credit Agreement dated as of March 24, 1994 (as heretofore amended, the "Credit Agreement"). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

                 B. The parties hereto desire to enter into this Amendment No. 7 in order to amend Sections 6.29.2(b) and 6.29.3(b) of the Credit Agreement to make certain changes as more fully described hereinafter.

                 NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the Agent, the Lenders and the Borrower agree as follows:

                 1.       Amendments.

                 1.1.     Amendment of Section 6.29.2(b).

                 Section 6.29.2(b) of the Credit Agreement is hereby amended by adding a proviso at the end of such Section to read as follows:

                 "provided, however, that the Interest Expense Coverage Ratio shall be computed without giving effect to the one time non-cash write off of goodwill not exceeding $68,000,000 associated with the Borrower's acquisition of Bear Automotive Service Equipment Company and Allen Test Products, Division of The Allen Group, Inc. taken in the Borrower's fiscal quarter ending December 31, 1996.

                 1.2.     Amendment of Section 6.29.3(b).

                 Section 6.29.3(b) of the Credit Agreement is hereby amended by adding a proviso at the end of such Section to read as follows:

                 "provided, however, that the Fixed Charge Coverage Ratio shall be computed without giving effect to the one time non-cash write off of goodwill not exceeding $68,000,000 associated with the Borrower's acquisition of Bear Automotive Service Equipment Company and Allen Test Products, Division of The Allen Group, Inc. taken in the Borrower's fiscal quarter ending December 31, 1996.

                 2. Representations and Warranties. The Borrower represents and warrants that: (a) this Amendment No. 7 is a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and (ii) general principals of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and (b) after giving effect to the execution of this Amendment No. 7, no Default or Unmatured Default has occurred and is continuing.
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                 3.       Effective Date.  Each waiver and amendment contained
in this Amendment No. 7 shall become effective only upon receipt by the Agent (with sufficient copies for the Lenders) of written agreement thereto by the Agent, the Required Lenders and the Borrower. The date upon which the above condition has been satisfied is the "Effective Date." Upon the occurrence of the Effective Date, each amendment contained herein shall be deemed to have become effective as of the date first written above.

                 4. Effect of Amendment. Upon execution of this Amendment No. 7 and the occurrence of the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words like import, and each reference to the Credit Agreement in any of the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby. Except as specifically set forth above, the Credit Agreement, the Exhibits and Schedules thereto and the Notes shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed.

                 6. Counterparts. This Amendment No. 7 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one instrument.

                 7. Governing Law. This Amendment No. 7 shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national banks.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to be executed by their duly authorized representatives as of the date first written above.


                                      SPX CORPORATION

                                      By:  P.J. O'Leary
                                         ---------------------------------------

                                      Title:   Vice President Finance, Treasurer
                                               and Chief Financial Officer
                                            ------------------------------------

                                      THE FIRST NATIONAL BANK OF
                                      CHICAGO, individually as a Lender and
                                      as Agent

                                      By:  Patricia N. Besser
                                         ---------------------------------------

                                      Title:  Vice President
                                            ------------------------------------


                                      THE BANK OF NEW YORK, as Lender

                                      By:  John M. Lokay, Jr
                                         ---------------------------------------

                                      Title:  Vice President
                                            ------------------------------------



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                                      THE BANK OF NOVA SCOTIA,
                                      as Lender

                                      By:  F.C.H. Ashby
                                         ---------------------------------------

                                      Title:  Senior Manager Loan Operations
                                            ------------------------------------


                                      MICHIGAN NATIONAL BANK,
                                      as Lender

                                      By:  Joseph M. Redoutey
                                         ---------------------------------------

                                      Title:  Commerical Relationship Manager
                                            ------------------------------------


                                      SUMITOMO BANK,  as Lender

                                      By:  Hiroyuki Iwami
                                         ---------------------------------------

                                      Title:  Joint General Manager
                                            ------------------------------------

                                      THE YASUDA TRUST & BANKING CO., LTD.,
                                      as Lender

                                      By:  Joseph C. Meek
                                         ---------------------------------------

                                      Title:  Deputy General Manager
                                            ------------------------------------


                                      MITSUBISHI TRUST & BANKING CORPORATION,
                                      as Lender

                                      By:  Masaaki Yamagishi
                                         ---------------------------------------

                                      Title: Chief Manager
                                            ------------------------------------

                                      COMERICA BANK, as Lender

                                      By:  James R. Grossett
                                         ---------------------------------------

                                      Title:  Vice President
                                            ------------------------------------





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                                      OLD KENT BANK, as Lender

                                      By:  Richard K. Russo
                                         ---------------------------------------

                                      Title:  Vice President
                                            ------------------------------------

                                      THE BANK OF TOKYO TRUST COMPANY, as Lender

                                      By:  Friedrich N. Wilms
                                         ---------------------------------------

                                      Title:  Vice President
                                            ------------------------------------





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